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                                                                 Exhibit 1-A(4)


       AGREEMENT BETWEEN FRANKLIN FINANCIAL SERVICES CORPORATION AND THE
                AMERICAN FRANKLIN LIFE INSURANCE COMPANY

     THIS AGREEMENT dated March 31, 1994 by and between The American Franklin Life Insurance Company, an Illinois legal reserve stock life insurance corporation, having its principal office at Franklin Square, Springfield, Illinois (the "Company"), and Franklin Financial Services Corporation, a Delaware corporation, having its principal office at Franklin Square, Springfield, Illinois ("Franklin Financial");

                                 WITNESSETH:

    WHEREAS, the Company is engaged in the issuance of life insurance policies and annuity contracts, pursuant to insurance laws in several of the states, territories and possessions of the United States except New York through its licensed life insurance agents, and desires to issue and sell its EquiBuilder III-TM- flexible premium variable life insurance policies (the "Policies") through all or some of the said agents; and

    WHEREAS, the Policies may be deemed to be securities under the Securities Exchange Act of 1934 (the "Act"), and applicable state laws, and the sale of such securities may be deemed to be through an instrumentality of interstate commerce within the meaning of Section 15(a) of the Act; and

    WHEREAS, Franklin Financial is an affiliate of the Company and Franklin Financial is registered as a broker-dealer under Section 15(b) of the Act and also is registered as a member of the National Association of Securities Dealers, Inc. ("NASD"); and

    WHEREAS, it is the desire of the parties to enter into an agreement pursuant to which certain agents of the Company ("Agents") who are to be authorized to sell the Policies will be registered representatives of Franklin Financial, which will be responsible for selecting, training and supervising them for that purpose, all as more particularly described herein;

    NOW, THEREFORE, it is hereby agreed as follows:


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    1. The Company will advise Franklin Financial of the names of the Agents who are to be authorized by the Company to sell the Policies, Franklin Financial will then select the Agents and train them in the sale of variable life policies and will use its best efforts to qualify such agents under applicable federal and state laws to engage in the sale of the Policies. Agents so trained and qualified will be registered representatives of Franklin Financial under applicable requirements of the NASD and, in addition to all other requirements for such qualification, will be required to comply with applicable examination requirements before being permitted to engage in the sale of the Policies.

    2. Franklin Financial will regularly advise the Company of the qualifications of each Agent under applicable federal and state law.

    3. Before any Agent will be authorized to offer or sell the Policies, the Company, Franklin Financial and the Agent will enter into a mutually satisfactory agreement pursuant to which the Agent will acknowledge that he will be a registered representative of Franklin Financial in connection with his selling activities related to the Policies, that such activities will be under the supervision and control of Franklin Financial and the supervisor or supervisors designated by Franklin Financial, and that the Agent's right to continue to sell the Policies is subject to his continued compliance with such agreement and all rules, procedures and standards established by Franklin Financial.

    4. Franklin Financial will maintain its registration under the Act and its membership in the NASD and will fully comply with the requirements of the NASD and of applicable law and will establish such rules and procedures as may be necessary to adequately supervise the selling activities of the Agents. Upon request by Franklin Financial, the Company will furnish or require the Agents to furnish such appropriate records as may be necessary to insure such supervision.

    5. In the event any Agent fails or refuses to submit to such supervision of Franklin Financial, or otherwise fails to meet the rules, procedures and standards imposed by Franklin Financial on its registered representatives, Franklin Financial shall promptly advise the Company


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thereof and shall notify such Agent that he is no longer authorized to offer or sell the Policies, and Franklin Financial and the Company shall take whatever additional action may be necessary to terminate the sales activities of such Agent relating to the Policies.

    6. It is contemplated that all or some of the home office supervisors, Regional Managers, or General Agents of the Company will become qualified as registered representatives of Franklin Financial and in that capacity will, subject to the policies of Franklin Financial, supervise the selling activities of Agents relating to the Policies. In the event any such person shall fail or refuse to provide such supervision to Franklin Financial's satisfaction, Franklin Financial (with the cooperation of the Company) shall furnish a qualified person to perform such supervision or, if Franklin Financial is unable to furnish such supervision, the authority of the unsupervised Agents to sell the Policies shall be withdrawn forthwith.

    7. Commissions payable to Agents in connection with sales of the Policies shall be paid by the Company to the Agents through the General Agents or otherwise under the Company's usual agency contracts and nothing contained herein shall obligate Franklin Financial to pay any commissions or other remuneration to the Agents or to reimburse any such Agents for expenses incurred by them, nor shall Franklin Financial have any interest whatsoever in any commissions or other remuneration payable to Agents by the Company. All deductions from premiums for sales expenses and all contingent deferred sales charges received by Franklin Financial under the Sales Agreement dated the date hereof between Franklin Financial and Separate Account VUL-2 of The American Franklin Life Insurance Company, a separate account established by the Company pursuant to Article XIV-1/2 of the Illinois Insurance Code (the "Fund"), in excess of amounts necessary to pay other sales or promotional expenses incurred by Franklin Financial, shall be remitted to the Company to the extent necessary to reimburse the Company for such commissions or other remuneration to the Agents paid by the Company. The amount of such commissions and other remuneration to the Agents not so reimbursed shall be deemed to have been contributed to the capital of Franklin Financial and all such commissions so


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paid by the Company shall be appropriately reflected in the books and records maintained by or on behalf of Franklin Financial.

    8. Franklin Financial will assume full responsibility for the sales activities of the Agents relating to the Policies and for initial and continued compliance by itself and the Agents with applicable rules of the NASD and federal and state securities laws, and in connection therewith may demand and receive such assurances from the Company as it deems appropriate demonstrating compliance with the Act, the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

    9. Franklin Financial may request that all or some of the notices and the books and records required to be prepared, sent, and/or maintained by it, as a registered broker-dealer or as a member of the NASD, in connection with the sale of the Policies, be prepared, sent and/or maintained by the Company, at the Company's expense, as agent for Franklin Financial. The Company agrees that such books and records are the property of Franklin Financial, will be made and preserved in accordance with Rules 17a-3 and 17a-4 under the Act, and will be subject to examination by the Securities and Exchange Commission in accordance with Section 17(a) of the Act.

    10. Franklin Financial will provide such prospectuses and such other material as the Company and Franklin Financial may mutually determine to be necessary or desirable, and which are authorized by applicable law, for use in connection with the offering or sale of the Policies. The Company, at its own expense, will qualify or register the Policies in all jurisdictions where such qualification or registration is required and will obtain all necessary approvals of the offering and sale of the Policies in accordance with the requirements of the NASD and applicable federal and state law.

    11. This Agreement may not be assigned by either party except by mutual consent and shall continue for a period of one year and from year to year thereafter subject to termination by either party at any time upon 30 days' written notice to the other party and to the Securities and Exchange Commission.


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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                     THE AMERICAN FRANKLIN LIFE
                                          INSURANCE COMPANY

                                     By:____________________________
                                     Name: Robert M. Beuerlein
                                     Title:


                                     FRANKLIN FINANCIAL SERVICES
                                             CORPORATION

                                     By:______________________________
                                     Name: Thomas J. Byerly
                                     Title: President


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